Exhibit 10.26

CEO SIGNING GRANT

NEW ACADEMY HOLDING COMPANY LLC

2011 UNIT INCENTIVE PLAN

NOTICE OF RESTRICTED UNIT AWARD

Unless otherwise defined herein, terms defined in the New Academy Holding Company LLC 2011 Unit Incentive Plan, as may be amended from time to time (the “Plan”), shall have the same meanings in this Notice of Restricted Unit Award (“Notice of Grant”).

The individual whose name is set forth on the Master Signature Page attached to this Notice of Grant (“Participant”) has been granted an award of Restricted Units (“RUs”), subject to the terms and conditions of this Notice of Grant, the attached Restricted Unit Agreement (the “RU Agreement”), the Plan and the Management Unitholder’s Agreement to be entered into by and among the Company, Allstar Managers LLC, and you (the “Management Unitholder’s Agreement”), as follows:

Total Number of RUs:	The number of “Restricted Units of the Company” set forth on the Master Signature Page attached to this Notice of Grant

Date of Grant:	The “Grant Date” set forth on the Master Signature Page attached to this Notice of Grant

Expiration Date:	The earlier to occur of: (a) the date on which settlement of all vested RUs granted hereunder occurs and (b) the seventh (7th) anniversary of the Date of Grant.
Vesting:

(a) Settlement of RUs is conditioned on satisfaction of two vesting requirements before the seventh (7th) anniversary of the Date of Grant (or earlier termination of RUs pursuant to Section 6 of the RU Agreement): (i) a time and service based requirement (the “Time and Service Based Requirement”) and (ii) a liquidity event requirement (the “Liquidity Event Requirement”), each as described in clauses (1) and (2) below:

(1) Liquidity Event Requirement: The Liquidity Event Requirement will be satisfied on the earliest to occur of: (i) the consummation of an IPO, and (ii) the date of a Change of Control (any of the foregoing (i) and (ii) being an “Initial Vesting Event”).

(2) Time and Service Based Requirement: Provided that Participant is in continuous Employment on each applicable vesting date described below, the Time and Service Based Requirement will be satisfied as to the following percentages of the RUs:

(i)

If the Initial Vesting Event occurs prior to the 24th monthly anniversary of the Date of Grant, the total number of RUs that will vest on the Initial Vesting Event shall be increased by 1/24th upon each monthly anniversary of the Date of Grant (for example, if the Initial Vesting Event occurred immediately following the 12th monthly anniversary of the Date of Grant, one half (1/2) of the RUs would vest on the Initial Vesting Event); provided, that, notwithstanding anything to the contrary contained herein, if Participant’s Employment is terminated by the Company without Cause or due to Participant’s resignation for Good Reason prior to the sixth monthly anniversary of the Date of Grant, then 25% of the RUs will vest on the Initial Vesting Event, and

(ii)

If the Initial Vesting Event occurs on or after the 24th monthly anniversary of the Date of Grant, all of the RUs will vest on the Initial Vesting Event; provided, that, if Participant is in continuous Employment on the date of a Change of Control, then the Time and Service Based Requirement will be satisfied as to one hundred percent (100%) of the RUs.

1

For purposes of this Notice of Grant, “Employed” or “Employment” means employment by the Company or any of its Affiliates or the performance of services (whether as an employee, consultant, director or member or other service provider) to the Company or any of its Affiliates and “Cause” and “Good Reason” shall have the meanings ascribed to such terms in the employment agreement by and among Participant, the Company and Academy Managing Co., L.L.C., dated as of May 16, 2018, as amended from time to time.

RUs will only vest as set forth in paragraphs (b) and (c) below if both the Time and Service Based Requirement and the Liquidity Event Requirement are satisfied before the Expiration Date (or earlier termination of the RUs pursuant to Section 6 of the RU Agreement).

(b) RUs Vested at Initial Vesting Event.

(1) If Participant is in continuous Employment on the date of the Initial Vesting Event, then (i) if the Initial Vesting Event is a Change of Control, all of the RUs shall be vested upon the Change of Control as provided in the proviso of the end of clause (a)(2) above, and (ii) if the Initial Vesting Event is an IPO, the RUs shall become vested as of the IPO based on the vesting schedule set forth in clause (a)(2) above and any then-unvested RUs shall be subject to continued vesting pursuant to clause (c) below, if applicable.

(2) Subject to the proviso in clause (a)(2)(i) above, if Participant’s continuous Employment terminates for any reason prior to the date of the Initial Vesting Event, then all RUs, including all RUs that met the Time and Service Based Requirement at the time of Participant’s termination of Employment, shall be forfeited, and all rights of Participant to such RUs shall have been terminated, as of the date of Participant’s termination of Employment.

(c) RUs Vested after IPO. If Participant is in continuous Employment on the date of the IPO, then with respect to any unvested RUs as of the IPO, vesting shall continue under the Time and Service Based Requirement as set forth in clause (a)(2) above (each vesting date a “Subsequent Vesting Event”). If Participant’s Employment is terminated at any time following the IPO, then, subject to the proviso in clause (a)(2)(i) above, any then-unvested RUs shall be forfeited, and all rights of Participant to such then-unvested RUs shall terminate, as of the date of Participant’s termination of Employment.

(d) If application of a vesting percentage would cause vesting of a fractional Membership Unit, then such vesting shall be rounded down to the nearest whole Membership Unit and such fractional Membership Unit shall cumulate with any other fractional Membership Units and such fractions shall vest as they aggregate into a whole Membership Unit.

Settlement: Within thirty (30) days following the occurrence of the Initial Vesting Event or any Subsequent Vesting Event as set forth above, RUs that vest as of the Initial Vesting Event or any Subsequent Vesting Event shall be settled; provided, that if the Initial Vesting Event is an IPO, the RUs that vest as of the IPO shall be settled on the earlier to occur of (x) the date that is six (6) months after the consummation of the IPO or (y) March 15th of the calendar year following the calendar year in which the IPO is consummated. Settlement means the issuance of a Membership Unit in respect of each vested Earned RU or, in the Committee’s sole discretion, a number of Class B Units of Allstar Managers LLC having an equivalent value to the vested RUs; provided, that following the consummation of an IPO, settlement may be made in the form of common stock of the underlying corporate entity experiencing the IPO (within the meaning of the Plan). Settlement of vested RUs shall occur whether or not Participant is Employed at the time of settlement.

2

Participant understands that nothing in this Notice of Grant, the RU Agreement, the Plan or the Management Unitholder’s Agreement will confer upon Participant any right to continue in Employment or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to terminate Participant’s Employment at any time for any reason whatsoever, with or without cause. Participant also understands that this Notice of Grant is subject to the terms and conditions of the RU Agreement, the Plan and the Management Unitholder’s Agreement, each of which are incorporated herein by reference. Participant has read this Notice of Grant, the RU Agreement, the Plan and the Management Unitholders’ Agreement.

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This Notice of Restricted Unit Award among the Company, Managers LLC and Participant (whose name is set forth on the Master Signature Page attached hereto) is dated and executed as of the date set forth on such Master Signature Page.

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3

NEW ACADEMY HOLDING COMPANY LLC

RESTRICTED UNIT AGREEMENT UNDER THE

2011 UNIT INCENTIVE PLAN

Terms defined in the New Academy Holding Company LLC 2011 Unit Incentive Plan (the “Plan”) shall have the same meanings in this Restricted Unit Agreement (the “Agreement”).

You (“Participant”) have been granted an award (the “Award”) of Restricted Units (“RUs”) subject to the terms, restrictions and conditions of the Notice of Restricted Unit Award (“Notice of Grant”), this Agreement, the Plan and the Management Unitholder’s Agreement entered into by and among the Company, Allstar Managers LLC, and you (the “Management Unitholder’s Agreement”).

1. Conditions to Issuance of Membership Units. The Company shall not be required to record the ownership by Participant of Membership Units issued upon the settlement of vested RUs prior to fulfillment of all of the following conditions:

(a) the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary;

(b) the lapse of such reasonable period of time following the settlement of the vested RUs as may otherwise be required by applicable law; and

(c) the execution and delivery to the Company, to the extent not so previously executed and delivered, of the Management Unitholder’s Agreement and such other documents and instruments as may be reasonably required by the Committee.

2. Rights as Unitholder; Member. Participant shall not be, and shall not have any of the rights or privileges of, unitholders or members of the Company in respect of any Membership Units issuable upon the settlement of vested RUs unless and until a book entry representing such Membership Units has been made on the books and records of the Company and Participant has been admitted as a member pursuant to the terms of the LLC Agreement; provided, that Participant shall be deemed to be admitted as a member, retroactive to the date of the settlement of vested RUs, once the criteria contained in Section 1 above have been satisfied.

3. Tag-Along Rights; Drag-Along Rights. Notwithstanding any provision of the LLC Agreement to the contrary, if an event giving rise to a tag-along right pursuant to Section 4.3 of the LLC Agreement or a drag-along right pursuant to Section 4.4 of the LLC Agreement, in either case, occurs prior to the effective date of an IPO, any RUs then-held by Participant for which the Time and Service Based Requirement (as set forth in clause (a)(2) of the Notice of Grant) has been satisfied shall be subject to such tag-along provisions of Section 4.3 or drag-along provisions of Section 4.4, respectively, of the LLC Agreement except that, to the extent necessary for the RUs to be exempt from Section 409A, payment shall remain subject to the Liquidity Event Requirement (as set forth in clause (a)(1) of the Notice of Grant), such that Participant shall receive payment of the applicable consideration in respect of such RUs on the applicable date of settlement of such vested RUs in accordance with the terms of the Notice of Grant and this Agreement (in lieu of payment at the time of transfer pursuant to the LLC Agreement). This Section 3 shall terminate and be of no further force and effect upon a Change of Control.

4. Adjustment. RUs shall be subject to adjustment as provided in Section 7 of the Plan.

5. No Transfer. This Award and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

6. Termination. If Participant’s Employment (as defined in the Notice of Grant) terminates for any reason, all RUs for which vesting is no longer possible under the terms of the Notice of Grant and this Agreement shall be forfeited to the Company forthwith, and all rights of Participant to such RUs shall immediately terminate. In case of any dispute as to whether such termination has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

7. Award Subject to Plan and Management Unitholder’s Agreement; Survival of Terms; Conflicts. This Award, and the Membership Units issued to Participant upon the settlement of vested RUs, shall be subject to all of the terms and provisions of the Plan and the Management Unitholder’s Agreement, to the extent applicable to this Award and such Membership Units, and all such applicable terms are hereby incorporated by reference and made a part hereof, including, without limitation, those provisions contained in Sections 4.1, 5 and 7 of the Management Unitholder’s Agreement. In the event of any conflict between this Agreement and the Management Unitholder’s Agreement, the Management Unitholder’s Agreement shall control. This Award also remains subject to the terms of the Plan, and, in the event of any conflict between specific provisions of the Plan and this Agreement, the Plan shall control. The provisions of this Agreement shall survive the termination of the Award to the extent consistent with, or necessary to carry out, the purposes thereof.

8. Withholding of Tax. When the RUs are vested and/or settled the total fair market value of the aggregate number of Membership Units issued to Participant is treated as income subject to withholding by the Company for income and/or employment taxes. The Company shall withhold an amount equal to the tax due at vesting and/or settlement from Participant’s other compensation or require Participant to remit to the Company an amount equal to the tax then due. In its sole discretion, the Company may instead withhold a number of Membership Units otherwise issuable to Participant with a fair market value (determined on the date the Membership Units are issued) equal to the minimum amount the Company is then required to withhold for taxes. Participant should consult Participant’s personal tax advisor for more information on the actual and potential tax consequences of this Award.

9. Administration. The Committee shall have the power to interpret the Plan and this Award, to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Participant, the Company and all other interested persons. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Award; provided, that in no event may the Board or the Committee terminate the Plan or the Award, other than pursuant to Section 8 or 9 of the Plan, or the Management Unitholder’s Agreement, without Participant’s written consent.

10. Notices. Any notice to be given under the terms of this Award to the Company shall be addressed to the Company in care of the Secretary, and any notice to be given to Participant shall be addressed to Participant at the address set forth in the Company’s books and records. By a notice given pursuant to this Section 10, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant, shall, if Participant is then deceased, be given to Participant’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 10.

11. Conformity to Section 409A. It is intended that the RUs either be exempt from or comply with Section 409A, and this Award shall be interpreted accordingly. The Committee shall use commercially reasonable efforts to implement the provisions of this Section 11 in good faith; provided, that none of the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 11 to the extent administered in accordance therewith.

12. No Right of Employment or Service. Nothing contained herein shall confer upon Participant any right to continue in Employment or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to terminate Participant’s Employment at any time for any reason whatsoever, with or without cause.

13. Disputes. Notwithstanding anything in the Plan or Participant’s Individual Agreement to the contrary, any dispute with regard to the enforcement of this Award shall be exclusively resolved pursuant to the dispute resolution procedures as set forth in the Individual Agreement, or if no such procedures exist therein, pursuant to Section 14(h) of the Plan; provided, that any arbitration conducted pursuant to Section 14(h) of the Plan shall be conducted in the State of Texas.

14. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

15. Amendment. Subject to Section 9 of the Plan, this Award may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Award.

16. Governing Law. This Award shall be governed in all respects by the laws of the State of Delaware, without giving effect to the principal of conflict of laws.

17. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the RUs by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. In the event that any information regarding the RUs provided to Participant through the stock plan administrator’s web portal or otherwise conflicts with any of the terms and conditions of this Agreement, the Notice of Grant, the Plan or the Management Unitholder’s Agreement (collectively, the “RU Governing Documents”), the RU Governing Documents shall control.

18. Entire Agreement. The Notice of Grant, the Plan and the Management Unitholder’s Agreement are incorporated herein by reference. The RU Governing Documents constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

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This Notice of Restricted Unit Award among the Company, Managers LLC and Participant (whose name is set forth on the Master Signature Page attached hereto) is dated and executed as of the date set forth on such Master Signature Page.

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NEW ACADEMY HOLDING COMPANY LLC

AMENDMENT NO.1 TO THE

NOTICE OF RESTRICTED UNIT AWARD AND RESTRICTED UNIT AGREEMENT

This Amendment No.1 (this “Amendment”) to the Notice of Restricted Unit Award (the “Notice”) and Restricted Unit Agreement (the “Agreement”) by and between New Academy Holding Company LLC, a Delaware limited liability company (the “Company”), and                      (the “Participant”), each dated as of September 16, 2018 (the Notice and Agreement, collectively, the “RU Agreement”), is hereby entered into by and between the company and the participant as of January 30, 2019.

WHEREAS, pursuant to Section 15 of the Agreement. The Company and the participant desire to amend the terms of the RU Agreement as set forth therein.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Company and the participant do hereby agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the RU Agreement, as amended, modified or supplemented from time to time.

2. Amendments. The parties hereto agree to the following amendments to the RU Agreement:

(a) The following shall be added as a new section to the Notice and located between the “Date of Grant” and “Expiration Date” sections of the Notice:

“Vesting Commencement Date:                             June 22, 2018

(b) Subsection (a)(2) of the “Vesting” section of the Notice is hereby deleted and replaced with the following:

“(2) Time and Service Based Requirement: Provided that Participant is in continuous Employment on each applicable vesting date described below, the Time and Service Based Requirement will be satisfied as to the following percentages of the RUs:

(i)

If the Initial Vesting Event occurs prior to the 24th monthly anniversary of the Vesting Commencement Date, the total number of RUs that will vest on the Initial Vesting Event shall be increased by 1/24th upon each monthly anniversary of the Vesting Commencement Date (for example, if the Initial Vesting Event occurred immediately following the 12th monthly anniversary of the Vesting Commencement Date, one half (1/2) of the RUs would vest on the Initial vesting event); provided, that, notwithstanding anything to the contrary contained herein, if participant’s Employment is terminated by the Company without Cause or due to Participant’s resignation for Good Reason prior to the sixth monthly anniversary of the Vesting Commencement Date, then 25% of the RUs will vest on the Initial Vesting Event, and

(ii)	If the Initial Vesting Event occurs on or after the 24th monthly anniversary of the Vesting Commencement Date, all of the RUs will vest on the Initial Vesting Event;

Provided , that, if participant is in continuous Employment on the date of a Change of Control, then the Time and Service Based Requirement will be satisfied as to one hundred percent (100%) of the RUs.”

3. Ratification. Other than as amended by this Amendment, all other provisions of the RU Agreement remain unchanged, shall continue in full effect, and are hereby ratified by the company and the participant.

4. Entire Agreement. The RU Agreement (as amended by this Amendment) contains the entire agreement between the Company and the Participant concerning the issuance of RUs to the Participant as provided therein, and supersedes all prior agreements, written or oral, between the Company and the Participant with respect thereto.

5. Governing Law. This Amendment shall be governed in all respects by the laws of the State of Delaware, without giving effect to the principal of conflict of laws.

6. Counterparts: This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(Remainder of page intentionally left blank. Signature page follows.)

In WITNESS WHEREOF, the Company and the Participant have executed this Amendment effective as of the date first written above.

COMPANY:

NEW ACADEMY HOLDING COMPANY, LLC

By:	/s/ William S.Ennis
Name: William S.Ennis
Title: Senior Vice President - Chief Human Resources Officer

PARTICIPANT:

By:
Name:

Amendment No. 1 to Notice of Restricted Stock Unit Award and Restricted Unit Agreement